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                                                                    EXHIBIT 99.1

[SEROLOGICALS LOGO}


                                                                     NEWS


FOR IMMEDIATE RELEASE


Contact:  Bud Ingalls / Craig Brown
          VP-Finance and Chief Financial Officer / Director, Finance
          (678) 728-2115 / (678) 728-2117


          Lisa Wilson
          In-Site Communications, Inc.
          (212) 759-3929


                     SEROLOGICALS ANNOUNCES INTENT TO EXIT
                          THERAPEUTIC PLASMA BUSINESS

                              --------------------


          COMPANY TO FOCUS ON AREAS OF CELL CULTURE, RESEARCH REAGENTS
                           AND DIAGNOSTIC ANTIBODIES

                              --------------------


ATLANTA, GA - JULY 10, 2003 - Serologicals Corporation (Nasdaq/NM:SERO) announced today that its Board of Directors has approved a plan to exit the therapeutic plasma business. This will impact the Company's ten plasma collection centers and its central testing laboratory in Clarkston, GA. The Company intends to pursue all exit opportunities, including the potential sale of some or all of the assets related to the business or a total shutdown of the business. As part of this exit plan, the Company expects to address and resolve all of its contractual commitments with its customers and suppliers.


David A. Dodd, President and Chief Executive Officer, stated, "The decision to exit the therapeutic plasma business is based on our corporate goal of placing emphasis on those areas which will return the highest shareholder value and enable the successful execution of Serologicals' business plan. Going forward our emphasis will be on the areas of cell culture supplements, research reagents and diagnostic antibodies. These are the segments that have the most growth potential and in which demand has been strongest over the last few years. We believe that our current market position through the recent acquisition of Chemicon, increasing EX-CYTE(R) sales, and growing investment in product R&D in these areas represent a much stronger long-term investment opportunity for Serologicals."


Dodd added, "Focusing our energies on these three areas will enable us to achieve higher growth levels and higher margins, while more successfully supporting our customers' efforts to research, develop and manufacture life enhancing products. We further expect to re-direct our R&D spending to support the many development opportunities in these segments while significantly reducing our SG&A. Our three core business segments of cell culture, research reagents and diagnostic antibodies have met our expectations for the first half of 2003, and the outlook remains positive for the balance of the year and beyond."


The Company expects to account for the therapeutic plasma business as a discontinued operation beginning with the third quarter of 2003. The Company is currently evaluating the potential to realize the long-lived and intangible assets associated with this segment.


The Company will hold a conference call on Friday, July 11 at 9:00am EDT to discuss this announcement. The dial-in number for this call is 719-457-2692 and the access code is 469626. The call will also be available as a live webcast from the Company's website at www.serologicals.com and at www.StreetEvents.com. There will be a replay available beginning at 12:00 noon EDT on Friday, July 11. To listen to the playback please call 719-457-0820 and enter access code 469626 or access the archived webcast on the Company's website at www.serologicals.com.


ABOUT SEROLOGICALS


Serologicals Corporation, headquartered in Atlanta, Georgia, is a global provider of biological products and enabling technologies, which are essential for the research, development and manufacturing of biologically based life science products. The Company's products and technologies are used in a wide variety of innovative applications within the areas of oncology,

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hematology, immunology, cardiology and infectious diseases, as well as in the study of molecular biology. Serologicals has more than 900 employees worldwide, and its shares are traded on the NASDAQ national stock market under the symbol SERO.


For information on Serologicals Corporation, visit the company's corporate web site at http://www.serologicals.com.


This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, the timing of completing operating activities of the therapeutics segment; the ability to achieve significant SG&A savings upon exiting the therapeutic operations; the ability to address and resolve all contractual commitments and the outlook for the three remaining business segments. These forward-looking statements are subject to certain risks, uncertainties and other factors including the Company's ability to maintain and expand its customer base; the Company's ability to comply with various regulatory, customer and other standards; the impact of competition; changes in government and industry mandated regulations or customer specifications; changes in the markets or customers' demand for the Company's products and services and the ability of the Company to identify new product opportunities that it can successfully commercialize. Any one or more of these risks, uncertainties or factors could cause actual results to differ materially from the Company's expectations. Additional information on factors that could potentially affect the Company or its financial results may be found in the Company's filings with the Securities and Exchange Commission.


   Serologicals and EX-CYTE are registered trademarks of Serologicals Royalty
                                    Company.